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                                                                    EXHIBIT 4.01

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO SALOMON SMITH BARNEY HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                              INITIAL PRINCIPAL AMOUNT
CUSIP  79549C 63 4                                   REPRESENTED $16,500,000
                                                     representing 1,650,000 ELKS
                                                     ($10 per ELKS)

                       SALOMON SMITH BARNEY HOLDINGS INC.
                 Equity Linked Securities (ELKS(SM)) based upon the Common Stocks of Applied Materials, Inc., General Electric Company,
               The Home Depot, Inc., J.P. Morgan Chase & Co. and
                        Pfizer Inc. due August 20, 2003

         Salomon Smith Barney Holdings Inc., a New York corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received and on condition that this Note is not redeemed by the Company prior to August 20, 2003 (the "Stated Maturity Date"), hereby promises to pay to CEDE & CO., or its registered assigns, the Maturity Payment (as defined below), on the Stated Maturity Date. This Note will bear semi-annual payments of interest, is not subject to any sinking fund, is not subject to redemption at the option of the Holder thereof prior to the Stated Maturity Date, and is not subject to the defeasance provisions of the Indenture.

         Payment of the Maturity Payment with respect to this Note shall be made upon presentation and surrender of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts or, if applicable, in the common stocks of Applied Materials, Inc. ("Applied Materials"), General Electric Company ("General Electric"), The Home Depot, Inc. ("The Home Depot"), J.P. Morgan Chase & Co. ("J.P. Morgan Chase") and Pfizer Inc. ("Pfizer").


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         This Note is one of the series of Equity Linked Securities based upon the common stocks of Applied Materials, General Electric, The Home Depot, J.P. Morgan Chase and Pfizer due August 20, 2003 (the "ELKS").

COUPON

         A coupon of $0.8044 per ELKS will be paid in cash on February 20, 2002 and a coupon of $0.8000 per ELKS will be paid in cash on August 20, 2003. The February 20, 2002 coupon will be composed of $0.0873 of interest and a partial payment of an option premium in the amount of $0.7171. The August 20, 2003 coupon will be composed of $0.0869 of interest and a partial payment of an option premium in the amount of $0.7131. Coupon payments will be payable to the persons in whose names the ELKS are registered at the close of business on the Business Day preceding each Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the coupon payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which the AMEX or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

         The interest portion of the coupon will represent interest accruing at a rate of 1.737% per annum from August 19, 2002 or from the most recent Interest Payment Date to which the interest portion of the coupon has been paid or provided for until maturity. The interest portion of the coupon will be computed on the basis of a 360-day year of twelve 30-day months.

PAYMENT AT MATURITY

         On the Stated Maturity Date, Holders of the ELKS will receive for each ELKS the Maturity Payment described below.

DETERMINATION OF THE MATURITY PAYMENT

         The Maturity Payment for each ELKS equals either:

         - a number of shares of the underlying stock that has experienced the greatest Percentage Decline equal to the Exchange Rate for that underlying stock, if the Closing Price of that stock on the third Trading Day before the Stated Maturity Date is less than 80% of its Initial Share Price, or

         -        $10 in cash.

         In lieu of any fractional share of any stock otherwise payable in respect of any ELKS, at the Stated Maturity Date, the Holder of this Note will receive an amount in cash equal to the value of such fractional share. The number of full shares of stock, and any cash in lieu of a fractional share, to be delivered at the Stated Maturity Date to the Holder of this Note will be calculated based on the aggregate number of ELKS held by such Holder.

         For purposes of calculating the Maturity Payment, the "Percentage Decline" experienced by any underlying stock shall be equal to a fraction, the numerator of which is (a) the Initial Share Price of that underlying stock minus
(b) the Closing Price of that underlying stock on the third Trading Day before the Stated Maturity Date, and the denominator of which is the Initial Share Price of that underlying stock. If the numerator of the fraction described in the preceding sentence is a negative number with respect to any underlying stock, the Percentage Decline experienced by that underlying stock will be deemed to equal zero.

         The "Initial Share Price" equals:

         - $14.42 with respect to the common stock of Applied Materials, the Closing Price of that common stock on August 14, 2002;

         - $31.90 with respect to the common stock of General Electric, the Closing Price of that common stock on August 14, 2002;

         - $28.28 with respect to the common stock of The Home Depot, the Closing Price of that common stock on August 14, 2002;

         - $25.14 with respect to the common stock of J.P. Morgan Chase, the Closing Price of that common stock on August 14, 2002; and

         - $33.10 with respect to the common stock of Pfizer, the Closing Price of that common stock on August 14, 2002.

         The "Exchange Rate" equals:

         -        0.86655 with respect to the common stock of Applied Materials;

         -        0.39185 with respect to the common stock of General Electric;

         -        0.44209 with respect to the common stock of The Home Depot;

         -        0.49727 with respect to the common stock of J.P. Morgan Chase;
                  and

         -        0.37764 with respect to the common stock of Pfizer.

         The "Closing Price" of any underlying stock (or any other security for which a Closing Price must be determined) on any date of determination will be
(1) if that underlying stock or security is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal U.S. exchange on which that underlying stock or security is listed or admitted to trading, (2) if that underlying stock or security is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price is not obtainable (even if that underlying stock or security is listed or admitted to trading on such exchange), and that underlying stock or security is quoted on the Nasdaq National Market, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date as reported on the Nasdaq, and (3) if that underlying stock or security is not quoted on the Nasdaq on that date of determination or, if the closing sale price or last reported sale price is not obtainable (even if that underlying stock or security is quoted on the Nasdaq), the last quoted bid price for that underlying stock or security in the over-the-counter market on that date as reported by the OTC

Bulletin Board, the National Quotation Bureau or a similar organization. If no closing sale price or last reported sale price is available pursuant to clauses
(1), (2) or (3) of the preceding sentence or if there is a Market Disruption Event, the Closing Price on any date of determination will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the applicable underlying stock or security obtained from as many dealers in such stock or security (which may include Salomon Smith Barney Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. A security "quoted on the Nasdaq National Market" will include a security included for listing or quotation in any successor to such system and the term "OTC Bulletin Board" will include any successor to such service.

         A "Market Disruption Event" means the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, of accurate price, volume or related information in respect of, (1) the shares of any underlying stock (or any other security for which a Closing Price must be determined) on any exchange or market, or (2) any options contracts or futures contracts relating to the shares of any underlying stock (or other security), or any options on such futures contracts, on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material.

         A "Trading Day" means a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States.

         If two or more underlying stocks have experienced the same percentage decline in price from August 14, 2002 to the third Trading Day before maturity, as determined by the calculation agent, and if their closing prices on the third Trading Day before maturity are less than 80% of their Initial Share Prices, then the Holder of this Note will receive at maturity shares of each of those underlying stocks. The number of shares of each of those underlying stocks that the Holder of this Note will receive per ELKS in this case will be equal to the Exchange Rate for that underlying stock divided by the number of underlying stocks that have experienced the same percentage decline in price.

DILUTION ADJUSTMENTS

         If the issuer of any underlying stock, after the closing date of the offering of the ELKS,

         (1) pays a stock dividend or makes a distribution with respect to its common stock in shares of the stock,

         (2) subdivides or splits the outstanding shares of its common stock into a greater number of shares,

         (3) combines the outstanding shares of its common stock into a smaller number of shares, or

         (4) issues by reclassification of shares of its common stock any shares of other common stock of that issuer,

then, in each of these cases, the Exchange Rate for that underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately after the event, plus, in the case of a reclassification referred to in (4) above, the number of shares of other common stock of that issuer, and the denominator of which will be the number of shares of common stock outstanding immediately before the event. The Initial Share Price of that underlying stock will also be adjusted in that case in the manner described below.

         If the issuer of an underlying stock, after the closing date, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of its common stock entitling them to subscribe for or purchase shares of its common stock at a price per share less than the Then-Current Market Price of that underlying stock, other than rights to purchase common stock pursuant to a plan for the reinvestment of dividends or interest, then, in each of these cases, the Exchange Rate for that underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock of that issuer outstanding immediately before the adjustment is effected, plus the number of additional shares of common stock offered for subscription or purchase pursuant to the rights or warrants, and the denominator of which will be the number of shares of common stock of that issuer outstanding immediately before the adjustment is effected by reason of the issuance of the rights or warrants, plus the number of additional shares of common stock which the aggregate offering price of the total number of shares of common stock offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of that underlying stock, which will be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price of that underlying stock. To the extent that, after the expiration of the rights or warrants, the shares of common stock offered thereby have not been delivered, the Exchange Rate for that underlying stock will be further adjusted to equal the Exchange Rate which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered. The Initial Share Price of that underlying stock will also be adjusted in that case in the manner described below.

         If the issuer of any underlying stock, after the closing date, declares or pays a dividend or makes a distribution to all holders of the common stock of any class of its capital stock, the capital stock of one or more of its subsidiaries, evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to in the above paragraph, or issues to all holders of its common stock rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries' securities, other than rights or warrants referred to in the above paragraph, then, in each of these cases, the Exchange Rate for that underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-

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Current Market Price of one share of that underlying stock, and the denominator of which will be the Then-Current Market Price of one share of that underlying stock, less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final) as of the time the adjustment is effected of the portion of the capital stock, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of that underlying stock. The Initial Share Price of that underlying stock will also be adjusted in that case in the manner described below.

         Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the above paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then the Company may, at its option, elect to have the adjustment provided by the above paragraph not be made and, in lieu of this adjustment, the Closing Price of the applicable underlying stock on the third Trading Date before the Stated Maturity Date will be deemed to be equal to the fair market value of the capital stock, assets, evidence of indebtedness, rights or warrants (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final) so distributed or issued applicable to one share of that underlying stock and, if that underlying stock has experienced the greatest Percentage Decline, each holder of the ELKS will have the right to receive at maturity cash in an amount per ELKS equal to the Exchange Rate for that underlying stock multiplied by such fair market value.

         If the issuer of any underlying stock, after the closing date, declares a record date in respect of a distribution of cash, other than any Permitted Dividends described below, any cash distributed in consideration of fractional shares of common stock and any cash distributed in a Reorganization Event referred to below, by dividend or otherwise, to all holders of its common stock, or makes an Excess Purchase Payment, then the Exchange Rate for that underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of that underlying stock, and the denominator of which will be the Then-Current Market Price of that underlying stock on the record date less the amount of the distribution applicable to one share of common stock which would not be a Permitted Dividend, or, in the case of an Excess Purchase Payment, less the aggregate amount of the Excess Purchase Payment for which adjustment is being made at the time divided by the number of shares of common stock outstanding on the record date. The Initial Share Price of that underlying stock will also be adjusted in that case in the manner described below.

         For the purposes of these adjustments:

         A "Permitted Dividend" in respect of any underlying stock is any quarterly cash dividend in respect of that underlying stock, other than a quarterly cash dividend that exceeds the immediately preceding quarterly cash dividend, and then only to the extent that the per share amount of this dividend results in an annualized dividend yield on that underlying stock in excess of 10%.

         An "Excess Purchase Payment" in respect of any underlying stock is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment

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banking firm retained for this purpose by the Company, whose determination will be final) of all other consideration paid by the issuer of that underlying stock with respect to one share of underlying stock acquired in a tender offer or exchange offer by that issuer, over (y) the Then-Current Market Price of that underlying stock.

         Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution or Excess Purchase Payment to which the fifth paragraph in this section would otherwise apply, the denominator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then the Company may, at its option, elect to have the adjustment provided by the fifth paragraph in this section not be made, and, in lieu of this adjustment, the Closing Price of the applicable underlying stock on the third Trading Day before the Stated Maturity Date will be deemed to be equal to the sum of the amount of cash and the fair market value of other consideration (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final) so distributed or applied to the acquisition of the stock in the tender offer or exchange offer applicable to one share of that underlying stock and, if that underlying stock has experienced the greatest Percentage Decline, each holder of the ELKS will have the right to receive at maturity cash in an amount per ELKS equal to the Exchange Rate for that underlying stock multiplied by such sum.

         If any adjustment is made to the Exchange Rate for any underlying stock as set forth above, an adjustment will also be made to the Initial Share Price for that stock. The required adjustment will be made by dividing the Initial Share Price for that stock by the relevant dilution adjustment. If, during any period of ten Trading Days used to calculate the Then-Current Market Price, there occurs any event requiring an adjustment to be effected as described herein, then the Closing Price for each Trading Day in such period of ten Trading Days occurring prior to the day on which such adjustment is effected will be adjusted by being divided by a relevant dilution adjustment.

         Each dilution adjustment will be effected as follows:

         - in the case of any dividend, distribution or issuance in respect of any underlying stock, at the opening of business on the Business Day next following the record date for determination of holders of that stock entitled to receive this dividend, distribution or issuance or, if the announcement of this dividend, distribution, or issuance is after this record date, at the time this dividend, distribution or issuance was announced by the issuer of that stock,

         - in the case of any subdivision, split, combination or reclassification in respect of any underlying stock, on the effective date of the transaction,

         - in the case of any Excess Purchase Payment in respect of any underlying stock for which the issuer of that stock announces, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of the announcement, and

         - in the case of any other Excess Purchase Payment in respect of any underlying stock, on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

         All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the Exchange Rate for any underlying stock will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase in respect of any underlying stock requiring an adjustment as described herein is subsequently canceled by the issuer of that stock, or this dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur, the Exchange Rate and the Initial Share Price for that stock will be further adjusted to the Exchange Rate and the Initial Share Price which would then have been in effect had adjustment for the event not been made. If a Reorganization Event described below occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the Exchange Rate will not be rescinded but will be applied to the Reorganization Event as provided for below.

         The "Then-Current Market Price" of any underlying stock, for the purpose of applying any dilution adjustment, means the average Closing Price per share of that stock for the 10 Trading Days immediately before this adjustment is effected or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date, immediately before the earlier of the date the adjustment is effected and the related Ex-Date. For purposes of determining the Then-Current Market Price, the determination of the Closing Price by the calculation agent in the event of a Market Disruption Event, as described in the definition of Closing Price, may be deferred by the calculation agent for up to five consecutive Trading Days on which a Market Disruption Event is occurring.

         The "Ex-Date" with respect to any dividend, distribution or issuance in respect of any underlying stock is the first date on which the shares of that stock trade in the regular way on their principal market without the right to receive this dividend, distribution or issuance.

         In the event of any of the following "Reorganization Events":

         - any consolidation or merger of the issuer of any underlying stock, or any surviving entity or subsequent surviving entity of that issuer, with or into another entity, other than a merger or consolidation in which that issuer is the continuing corporation and in which the common stock outstanding immediately before the merger or consolidation is not exchanged for cash, securities or other property of that issuer or another issuer,

         - any sale, transfer, lease or conveyance to another entity of the property of the issuer of any underlying stock or any successor as an entirety or substantially as an entirety,

         - any statutory exchange of securities of the issuer of any underlying stock or any successor of that issuer with another issuer, other than in connection with a merger or acquisition, or

         - any liquidation, dissolution or winding up of the issuer of any underlying stock or any successor of that issuer,

the Closing Price of that underlying stock will be deemed to be equal to the Transaction Value in respect of that underlying stock.

         The "Transaction Value" in respect of any underlying stock will be the sum of:

         (1) for any cash received in a Reorganization Event, the amount of cash received per share of the underlying stock,

         (2) for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of that property received per share of the underlying stock, as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final, and

         (3) for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price per share of these Marketable Securities on the third Trading Day before the Stated Maturity Date multiplied by the number of these Marketable Securities received for each share of the underlying stock.

         "Marketable Securities" are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause
(3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and maturity that would have required an adjustment as described above, had it occurred with respect to any underlying stock or any issuer of underlying stock. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above.

         If the underlying stock that has experienced the greatest Percentage Decline has been subject to a Reorganization Event, then each Holder will have the right to receive at maturity cash in an amount per ELKS equal to the Exchange Rate for that underlying stock multiplied by the Transaction Value.

GENERAL

         This Note is one of a duly authorized issue of Debt Securities of the Company, issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, a Second Supplemental Indenture, dated as of July 1, 1999, and as further supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the ELKS, and the terms upon which the ELKS are, and are to be, authenticated and delivered.

         If an Event of Default with respect to the ELKS shall have occurred and be continuing, the principal of the ELKS may be declared due and payable in the manner and with the effect provided in the Indenture. In such case, the amount declared due and payable upon any acceleration permitted by the Indenture will be determined by the calculation agent and will be equal to, with respect to this Note, the Maturity Payment calculated as though the Stated Maturity Date of this Note were the date of early repayment. In case of default at Maturity of this Note, this Note shall bear interest, payable upon demand of the beneficial owners of this Note in accordance with the terms of the ELKS, from and after Maturity through the date when payment of such amount has been made or duly provided for, at the rate of 3.00% per annum on the unpaid amount (or the cash equivalent of such unpaid amount) due.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         The Holder of this Note may not enforce such Holder's rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company to pay the Maturity Payment with respect to this Note, and to pay any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

         All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        SALOMON SMITH BARNEY HOLDINGS INC.


                                        By:  /s/    Mark I. Kleinman
                                             Name:  Mark I. Kleinman
                                             Title: Executive Vice President and
                                                    Treasurer


Corporate Seal
Attest:

By:  /s/     Douglas C. Turnbull
     Name:   Douglas C. Turnbull
     Title:  Assistant Secretary

Dated August 19, 2002

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in
     the within-mentioned Indenture.

The Bank of New York,
as Trustee

By: /s/ Marie Trimboli
    Authorized Signatory

                                       12